SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 11-K

(Mark One)

[ X ]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
           [Fee Required]  For the Fiscal Year Ended December 31, 2000

OR

[   ]     TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
          OF 1934 [No Fee Required]  For the transition period from _____ to _____

Commission File Number 1-768

SAVINGS AND INVESTMENT PLAN
 (Full title of the Plan)

CATERPILLAR INC.
 (Name of issuer of the securities held pursuant to the Plan)

100 NE ADAMS STREET, PEORIA, ILLINOIS 61629
(Address of principal executive offices)

REQUIRED INFORMATION

Item 1.

The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

Item 2.

The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

Item 3.

The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

Item 4.
The Consent of Independent Accountants is attached hereto as Exhibit C.

Report of Independent Accountants

To the Participants and Plan Administrator of the
Solar Turbines Incorporated Savings and Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Solar Turbines Incorporated Savings and Investment Plan (the Plan) at December 31, 2000 and 1999, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Peoria, Illinois
May 29, 2001

                                                                                                                                                               EXHIBIT A

SOLAR TURBINES INCORPORATED
SAVINGS AND INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2000 AND 1999
 (Dollars in 000's)
	2000	1999

Investments	$32,315	$32,492

Net assets available for benefits	$32,315	$32,492

The accompanying notes are an integral part of the financial statements

                                                                                                                                                               EXHIBIT B

SOLAR TURBINES INCORPORATED
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999
 (Dollars in 000's)
	2000	1999

Participant contributions	$2,428	$2,880

Total contributions	2,428	2,880

Investment loss income:
Net (depreciation) appreciation in fair value of registered investment companies	(343)	532
Plan interest in net investment (loss) income of Master Trust	(374)	4,343

Net investment (loss) income	(717)	4,875

Withdrawals	(2,005)	(1,671)
Transfers from other plans, net	117	(1,312)

Withdrawals and transfers, net	(1,888)	(2,983)

(Decrease) increase in net assets available for benefits	(177)	4,772
Net assets available for benefits:
Beginning of year	32,492	27,720

End of year	$32,315	$32,492

The accompanying notes are an integral part of the financial statements

SOLAR TURBINES INCORPORATED
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - PLAN DESCRIPTION:

The following description of the Solar Turbines Incorporated Savings and Investment Plan (the Plan) provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

General
 The Plan is a contributory defined contribution plan established by Solar Turbines Incorporated (the Company), a 100%-owned subsidiary of Caterpillar Inc., to enable eligible employees of the Company and its subsidiaries (the employers) to accumulate funds.

Participation
 Hourly employees of the employers who meet certain age, service and citizenship or residency requirements are eligible to participate in the Plan. Participation commences upon an eligible employee's filing of an application with the Company. Participating eligible employees (the participants) may elect to defer a portion of their compensation until retirement.

Participant accounts
 Accounts are separately maintained for each participant. The participant's account is credited with the Participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Loan provisions
 The Plan provides for participant loans against eligible participants' account balances. Eligible participants obtain loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's account balance, within certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1% rounded to the nearest whole percent, as determined at the time of loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

Contributions
 Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the employers. For 2000 and 1999, the compensation deferral was limited to (a) the greater of $6,000 or 4% of the participant's compensation (limited by the Internal Revenue Code to $10,500 and $10,000 in 2000 and 1999 respectively) for participants earning in excess of $80,000 or (b) $10,500 and $10,000 in 2000 and 1999, respectively, for participants earning less than $80,000.

Investment programs
 Participants may elect to have their contributions invested in any combination of the following 11 investment fund options at December 31, 2000:

*	Caterpillar Stock Fund	*	Preferred International Fund
*	Preferred Stable Principal Fund	*	Preferred Growth Fund
*	Preferred Short-Term Government Fund	*	Preferred Asset Allocation Fund
*	Preferred Money Market Fund	*	Preferred Fixed Income Fund
*	Preferred Value Fund	*	Preferred Small Cap Fund
*	Caterpillar Northern Trust Russell 3000

In addition, a self-directed fund option allows participants to invest in various other mutual funds outside of the Standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

Vesting and distribution provisions
 Participants are fully vested in their participant contributions and earnings thereon. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the balance in participants' accounts are distributable.

Administration
 The Plan is administered by the Vice President - Human Services Division of Caterpillar Inc. who is responsible for nonfinancial matters, and the Benefits Funds Committee of Caterpillar Inc. which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into a trust agreement with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan termination
 Although it has not expressed any intent to do so, the Company has the right under the Plan at any time to terminate the Plan subject to provisions of ERISA. In the event of Plan termination, any unallocated assets of the plan shall be allocated to participant accounts and distributed in such a manner as the company may determine.

Federal income tax status
 The Internal Revenue Service has determined and informed the Company by letter dated April 13, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended subsequent to the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.

Risks and uncertainties
 The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

Reclassifications
 Certain 1999 amounts have been reclassified to conform with the 2000 presentation.  These reclassifications have no impact on net assets as previously presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

New accounting standards
 In September 1999, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 99-3, Accounting for and Reporting of Certain Defined Contribution Benefit Plan Investments and Other Disclosure Matters (SOP 99-3). This SOP simplifies the disclosure of certain investment information of defined contribution plans through the elimination of certain detailed fund disclosures for participant-directed accounts.  The Plan has elected to adopt the provisions of this SOP for its prior year ended December 31, 1999.

Basis of accounting
 The Plan's accounts are maintained on the accrual basis of accounting.

Investments
 The fair value of the Plan's investment in the 401(k) Master Trust (Note 3) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

Administrative expenses
 Administrative costs, including trustee fees and certain investment costs, are paid by Caterpillar Inc.

Withdrawals
Withdrawals are recorded when paid.

Transfers
 Transfer (to)/from other plans generally represent account balance transfers from participants who transfer from one plan covered by the Master Trust to another plan covered by the Master Trust.

Use of estimates in the preparation of financial statements
 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

NOTE 3 - MASTER TRUST:

Under a Master Trust agreement with The Northern Trust Company (the Trustee), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the Master Trust) in exchange for a percentage of participation in the Master Trust.

The Master Trust mainly invests in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of Caterpillar Inc. The investment options available to the participants are summarized in Note 1.

CIML manages the Preferred Small Cap Fund and the Preferred Short-term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

The percentage of the Plan's participation in the Master Trust was determined based on the December 31, 2000 and 1999 fair values of net assets, as accumulated by the Trustee for the investment funds of each plan. At December 31, 2000 and 1999, the Plan's pro rata interest in the quoted fair values of net assets of the Master Trust was 1.80% and 1.78% respectively.

Investment valuation
 The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Common/collective trust investments are valued at beginning of year value of the Master Trust's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Participant loans are valued at  estimated fair value consisting of outstanding principal and related accrued interest.

The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year.

Details of the net assets and significant components of the net investment (loss) income of the Master Trust are as follows:

	December 31,

	2000	1999

	(Dollars in 000's)
Investments, at fair value:
Cash and cash equivalents	$12,974	$16,061
Common stock	433,253	330,694
Registered investment companies	1,139,058	1,265,741
Common/Collective/Trust	133,695	128,850
Participant loans	27,553	27,405

Total investments	1,746,533	1,768,751

Dividend and interest receivable	964	105
Transfers receivable from EIP Part 1	428	2,802
Contributions receivable	6,649	6,976
Receivable due from broker		7,700
Other receivable/(payable), net	(359)	197

Master Trust net assets	$1,754,215	$1,786,531

	For the year ended December 31,

	2000	1999

	(Dollars in 000's)
Investment income:
Interest	$3,960	$2,917
Dividends	12,048	7,597
Net appreciation (depreciation) in fair value of:
Common stock	29,263	22,897
Registered investment companies	(72,061)	220,292
Common Collective/Trust	7,622	7,956

Net investment (loss) income	$(19,168)	$261,659

SUPPLEMENTAL SCHEDULE

                                                                                                                                                                  SCHEDULE I

SOLAR TURBINES INCORPORATED
SAVINGS AND INVESTMENT PLAN

SCHEDULE H, LINE 4I - SCHEDULE OF ASSETS HELD AT END OF YEAR
DECEMBER 31, 2000

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost**	Current value

*	Caterpillar Inc.	401(k) Master Trust		$ 31,591,000

	Amerindo	Technology Class D; 75.17 units		878
	Babson	Value Income; 108.50 units		4,834
	Baron	Asset; 97.73 units		5,315
	Bridgeway	Aggressive Growth; 110.50 units		4,794
	Eaton Vance	Worldwide Health Sciences; 194.06 units		2,461
	Fidelity	Europe; 158.10 units		4,707
	Firsthand	Technology Value; 2,672.55 units		198,650
		E-Commerce; 187.80 units		1,245
	Invesco	Technology; 26.12 units		1,561
		Telecom#39; 113.72 units		4,126
	Janus	Global Life Science; 135.98 units		2,917
		Global Technology; 158.84 units		3,212
		Investment Mercury; 64.11 units		1,902
		Investment Twenty; 74.53 units		4,084
		Investment Worldwide; 204.22 units		11,611
		Investment Growth & Income; 160.14 units		5,661
		Olympus; 195.78 units		8,056
		Orion Fund; 593.46 units		4,160
		Special Situations; 568.81 units		10,062
	Munder	Framlington Healthcare Class B; 80.46 units		2,293
		Net Net Class B; 360.13 units		12,277
	Oakmark	Select; 257.55 units		5,576
		Fund; 161.99 units		4,858
	PBHG	Emeging Growth; 104.95 units		2,491
		Growth; 430.54 units		13,390
		Large Cap 20; 434.52 units		10,950
		Select Equity; 540.96 units		22,280
		Technology & Communications; 208.02 units		7,160
	PIMCO	Innovation Class C; 16.32 units		636
		Opportunity Class C; 48.77 units		870
	Red Oak	Technology Select; 808.38 units		17,606
	Rydex	OTC Fund; 9,183.51 units		155,293
	Select	Energy Service; 2,647.04 units		99,153
	Selected	American Shares; 145.11 units		5,127
	Spartan	High Income; 769.29 units		7,270
	SSGA	Money Market Fund; 55,353.42 units		55,355
	Strong	Mid Cap; 253.61 units		5,124
		Small Cap Value; 186.45 units		3,201
	The Internet	Internet Fund; 149.52 units		3,606
	The Medical	Medical Fund; 118.48 units		2,486
	Van Wagoner	Income Post Adventure; 56.56 units		1,500
	Warburg-Pincu	Int'l Small Company; 146.39 units		3,191
		JSPSN OTC; 320.01 units		714
	Wasatch	Aggressive Equity; 65.95 units		1,835

		Total registered investment companies	**	724,478

		Total Investments		$32,315,478

*    Denotes party in interest
**  Cost information is not applicable for participant directed investments.

                                                                                                                                                                    EXHIBIT C

 Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 2-97450, as amended, and No. 33-37353) of Caterpillar Inc. of our report dated May 29, 2001 relating to the financial statements of the Solar Turbines Incorporated Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Peoria, Illinois
May 29, 2001